Accountants' Consent




The Board of Directors
Regency Realty Corporation:


We consent to incorporation by reference in the registration statements, (No. 33-86886, No. 333-930, No. 333-2546, and No. 333-31077) on Form S-3 and (No.
333-24971) on Form S-8, of Regency Realty Corporation of our reports, with respect to the Statements of Revenues and Certain Expenses for the year ended December 31, 1996, of the following entities:


                      Name of audited entity               Date of audit report

                      Mariners Village Shopping Center            June  9, 1997
                      Mainstreet Square Shopping Center           June 11, 1997
                      Eastport Plaza Shopping Center              June 11, 1997
                      Oakley Plaza                                June 13, 1997
                      Carmel Commons Shopping Center              June 13, 1997
                      Hyde Park Plaza                             June 20, 1997


The above reports appear in the Form 8-K/A of Regency Realty Corporation dated August 13, 1997.







                                                   KPMG PEAT MARWICK LLP



Jacksonville, Florida
August 13, 1997